Investor Presentation First Quarter 2023 April 27, 2023 Ronald J. Nicolas, Jr. Sr. EVP & Chief Financial Officer rnicolas@ppbi.com 949-864-8000 Steve Gardner Chairman, Chief Executive Officer, & President sgardner@ppbi.com 949-864-8000

2© 2023 Pacific Premier Bancorp, Inc. | All rights reserved FORWARD LOOKING STATEMENTS AND WHERE TO FIND MORE INFORMATION Forward Looking Statements This investor presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Pacific Premier Bancorp, Inc. (“PPBI” or the “Company”), including its wholly-owned subsidiary Pacific Premier Bank (“Pacific Premier” or the “Bank”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on PPBI’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, stockholder value creation, capital management, tax rates and acquisitions we have made or may make. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect PPBI’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; recent adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity and regulatory responses to these developments; the effects of, and changes in, our ability to attract and retain deposits and access to other sources of liquidity; trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; interest rate, liquidity, economic, market, credit, operational and inflation/deflation risks associated with our business, including the speed and predictability of changes in these risks; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the impact of changes in financial services policies, laws and regulations, including those concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; compliance risks, including the costs of monitoring, testing, and maintaining compliance with complex laws and regulations; the effectiveness of our risk management framework and quantitative models; changes in the level of our nonperforming assets and charge-offs; risks and uncertainties related to our adoption of the SOFR family of interest rates to replace LIBOR; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the U.S. Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters, including ASU 2016-13 (Topic 326), “Measurement of Credit Losses on Financial Instruments,” commonly referenced as the CECL model, which has changed how we estimate credit losses and may further increase the required level of our allowance for credit losses in future periods; possible credit related impairments of securities held by us; possible impairment charges to goodwill, including any impairment that may result from increasing volatility in our stock price; the impact of governmental efforts to restructure the U.S. financial regulatory system, including any amendments to the Dodd- Frank Wall Street Reform and Consumer Protection Act; recent or future changes in the FDIC insurance assessment rate; changes in consumer spending, borrowing and savings habits; the effects of our lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; the possibility that we may reduce or discontinue the payments of dividends on our common stock; the possibility that we may discontinue, reduce or limit repurchases of common stock; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, including the war between Russia and Ukraine, which could impact business and economic conditions in the United States and abroad; public health crises and pandemics, including the COVID-19 pandemic, and their effects on the economic and business environments in which we operate, including on our credit quality and business operations, as well as the impact on general economic and financial market conditions; climate change, including regulatory, compliance and credit and reputational risks; cybersecurity threats and the cost of defending against them, including compliance costs; natural disasters, earthquakes, fires and severe weather; unanticipated regulatory or legal proceedings; and our ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's 2022 Annual Report on Form 10-K and other filings filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made. Non-U.S. GAAP Financial Measures This presentation contains non-U.S. GAAP financial measures. For purposes of Regulation G promulgated by the SEC, a non-U.S. GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts or is subject to adjustments that have the effect of excluding amounts that are included in the most directly comparable measure calculated and presented in accordance with U.S. GAAP in the statement of income, statement of financial condition or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented in this regard. U.S. GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, PPBI has provided reconciliations within this presentation, as necessary, of the non-U.S GAAP financial measures to the most directly comparable U.S. GAAP financial measures. For more details on PPBI’s non-U.S. GAAP measures, refer to the Appendix in this presentation.

3© 2023 Pacific Premier Bancorp, Inc. | All rights reserved PRESENTATION CONTENTS Corporate Overview 4 First Quarter Performance Highlights 7 Balance Sheet Highlights 13 Asset Quality & Credit Risk Management 20 Loan Metrics 25 Strategy and Technology 31 Culture and Governance 34 Appendix: Non-GAAP Reconciliation 39

PPBI Corporate Overview

5© 2023 Pacific Premier Bancorp, Inc. | All rights reserved Balance Sheet and Capital Ratios(2) Profitability and Credit Quality(2) Assets $21.4 billion ROAA 1.15% Loans HFI $14.2 billion PPNR ROAA(3) 1.63% TCE / TA(3) 9.20% Efficiency Ratio(3) 51.7% Tier 1 Capital Ratio 13.54% NPA / Assets 0.14% Total Capital Ratio 16.33% ACL / Loans 1.38% Premier commercial bank in key metropolitan areas throughout the Western U.S. 1. Market data as of April 26, 2023 2. As of March 31, 2023 or for the three months ended March 31, 2023, excludes the basis adjustment associated with the application of hedge accounting on certain loans 3. Please refer to non-U.S. GAAP reconciliation in the appendix 1Q23 Financial Highlights PACIFIC PREMIER BANCORP, INC. Corporate Overview & Market Data Branch Network 59 Full Service Branch Locations Market Capitalization(1) $2.0 Billion Dividend Yield(1) 6.28% P/TBV(1) 1.08x Pacific Premier Footprint 10 1 Arizona Phoenix (1) Tucson (2) 3 Nevada Las Vegas (1) 1 Southern California Los Angeles-Orange (21) San Diego (5) Riverside-San Bernardino (9) 35 Central Coast California San Luis Obispo (7) Santa Barbara (2) 9 Pacific Northwest Seattle MSA (9) Other Washington (1) Portland MSA (1)

6© 2023 Pacific Premier Bancorp, Inc. | All rights reserved Dollars in billions. Source: S&P Global Market Intelligence; Note: Financial data as of December 31, 2022; Deposit data as of June 30, 2022 1. Ranking includes banks headquartered in CA, OR and WA with less than $100 billion in assets, and measures total deposits in these states; Pro forma for pending acquisitions DEPOSIT MARKET SHARE Other office locations: HOA Addison, TX Trust Denver, CO Franchise Woodcliff Lake, NJ • Diversified, long-tenured client base - Focus on main street businesses • No venture-backed start-ups, cryptocurrency or digital asset-related depository clients West Coast California Rank(1) Institution Deposits Market Share Deposits Market Share Total Assets 1 $ 46.7 1.9% $ 45.0 2.1% $ 64.1 2 41.8 1.7% 8.8 0.4% 52.2 3 22.1 0.9% 22.1 1.0% 41.2 4 17.3 0.7% 16.5 0.8% 21.7 5 15.9 0.6% 5.6 0.3% 28.7 6 14.5 0.6% 13.7 0.6% 21.9 7 14.1 0.6% 14.1 0.7% 16.5 8 13.5 0.5% 2.6 0.1% 15.8 9 10.7 0.4% 10.3 0.5% 19.2 10 9.5 0.4% 9.5 0.4% 9.5 11 8.8 0.4% 8.8 0.4% 9.9 12 8.0 0.3% - - 10.4 13 7.6 0.3% 7.6 0.4% 9.2 14 6.4 0.3% 6.4 0.3% 7.0 15 5.3 0.2% 5.3 0.2% 7.1

First Quarter Performance Highlights

8© 2023 Pacific Premier Bancorp, Inc. | All rights reserved Q1 2023 RESULTS 1. Please refer to non-U.S. GAAP reconciliation in the appendix 2. Includes federally-insured deposits, $606 million of collateralized municipal deposits, and $70 million of privately insured deposits 3. Excludes the basis adjustment associated with the application of hedge accounting on certain loans 4. Including fair value net discount on acquired loans Operating Results • Net income of $62.6 million, or $0.66 per diluted share • ROAA of 1.15% and ROATCE of 13.9%(1) • Pre-provision net revenue (“PPNR”) of $88.4 million and PPNR ROAA of 1.63%(1) • Net interest margin of 3.44%; loan yields of 5.10% and cost of total deposits of 0.94% • Efficiency ratio of 51.7%(1) and noninterest expense of $101.4 million Loans • Loan portfolio of $14.2 billion(3) • 1Q 2023 weighted average interest rate on new loan commitments increased to 7.43% from 6.34% in Q4 2022 • Loan / deposit ratio of 82.4%, compared to 84.6% in Q4 2022 • Quarterly loan production of $116.8 million Deposits • Total deposits decline by $144.6 million or 0.8% • Core deposits of $14.2 billion, 82.6% of total deposits, average cost of core deposits of 0.54%(1) • Non-interest bearing deposits represent 36.1% of total deposits • 1Q 2023 insured and collateralized deposits(2) comprised 65% of total deposits Capital & Liquidity • Declared quarterly dividend of $0.33 per share • Tangible common equity to tangible assets increased to 9.20%(1) and total capital ratio increased to 16.33% • Tangible book value per share increased $0.23 to $19.61(1) • Cash increased to $1.4 billion with additional $8.6 billion of available borrowing capacity at March 31, 2023 Asset Quality • Delinquent loans were 0.15% of total loans held for investment • Nonperforming assets were 0.14% of total assets • Net charge-offs of $3.3 million compared to $3.8 million in Q4 2022 • ACL for LHFI of $195.4 million, or 1.38% of loans; total loss absorption capacity equals 1.74% of loans(4)

9© 2023 Pacific Premier Bancorp, Inc. | All rights reserved 5.00% 7.00% 8.50% 10.50%10.29% 12.99% 12.99% 15.53% 10.41% 13.54% 13.54% 16.33% Tier 1 Leverage Ratio CET1 Ratio Tier 1 Ratio TRBC Ratio Well-Capitalized Req. 4Q22 1Q23 STRONG CAPITAL POSITION Consolidated PPBI Capital Ratios • Declared $0.33 per share dividend in Q1 2023 • Increased Q1 2023 capital levels that significantly exceed well-capitalized regulatory requirements 1. Please refer to non-U.S. GAAP reconciliation in the appendix 2. Regulatory standards for “well-capitalized” threshold calculated under Basel III capital rules inclusive of the required conservation buffer Consolidated PPBI Pacific Premier Bank Leverage Ratio 10.41% 10.29% 5.00% Common Equity Tier 1 Ratio (CET1) 13.54% 12.99% 7.00% Tier 1 Ratio 13.54% 12.99% 8.50% Total Capital Ratio 16.33% 15.53% 10.50% Tangible Common Equity Ratio(1) 9.20% 8.88% N/A Leverage Ratio 11.93% 11.80% 5.00% Common Equity Tier 1 Ratio (CET1) 15.52% 14.89% 7.00% Tier 1 Ratio 15.52% 14.89% 8.50% Total Capital Ratio 16.55% 15.74% 10.50% Q1 2023 Q4 2022 Threshold (2)

BALANCE SHEET OPTIONALITY

- **High capital levels provide balance sheet management flexibility**
- **Uniquely positioned to optimally deploy capital in a manner that generates attractive risk-adjusted returns as opportunities arise**

Hypothetical scenario – Sale of the entire Securities Portfolio (AFS and HTM) - PPBI remains well above regulatory capital requirements


5.00%
8.69%
7.00%
12.35%
8.50%
12.35%
10.50%
15.39%
Tier 1 Leverage Ratio
CET1 Ratio
Tier 1 Ratio
TRBC Ratio
Well-Capitalized Req.(1)
1Q23 Securities Sale(2)

$ in 000s		Q1 2023		Assumed Securities Sale(2)
Common equity tier 1 capital	$	2,191,354	$	1,829,477
Tier 1 capital		2,191,354		1,829,477
Total capital		2,641,748		2,279,644
Total assets for leverage ratio		21,046,020		21,042,425
Total risk-weighted assets		16,178,888		14,813,642
Tier 1 leverage ratio		10.41%		8.69%
CET1 Ratio		13.54%		12.35%
Tier 1 capital ratio		13.54%		12.35%
Total capital ratio		16.33%		15.39%
Tangible common equity ratio(3)		9.20%		8.97%

1. Regulatory standards for "well-capitalized" threshold calculated under Basel III capital rules inclusive of the required conservation buffer
2. Hypothetical scenario of selling all AFS and HTM securities on the last day of the quarter, except for HTM securities held for CRA purposes
3. Please refer to non-U.S. GAAP reconciliation in the appendix

© 2023 Pacific Premier Bancorp, Inc. | All rights reserved

10

TOP TIER CAPITAL AMONG PEERS

Recent Performance vs. KBW Regional Bank Index[(1)]

Tangible Common Equity Ratio[(1)]



Higher is better
9.20
8.88
7.17
Peer 1, Peer 2, Peer 3, Peer 4, Peer 5, Peer 6, Peer 7, PPBIQ1, Peer 8, PPBIQ4, Peer 10, Peer 11, Peer 12, Peer 13, Peer 14, Peer 15, Peer 16, Peer 17, Peer 18, Peer 19, Peer 20, Peer 21, Peer 22, Peer 23, Peer 24, Peer 25, KRX, Peer 26, Peer 27, Peer 28, Peer 29, Peer 30, Peer 31, Peer 32, Peer 33, Peer 34, Peer 35, Peer 36, Peer 37, Peer 38, Peer 39, Peer 40, Peer 41, Peer 42, Peer 43, Peer 44, Peer 45, Peer 46, Peer 47, Peer 48, Peer 49, Peer 50
Median

Common Equity Capital Ratio (CET1)



Higher is better
13.54
12.99
11.39
Peer 1, Peer 2, Peer 3, Peer 4, Peer 5, Peer 6, Peer 7, Peer 8, Peer 9, PPBIQ1, Peer 10, PPBIQ4, Peer 12, Peer 13, Peer 14, Peer 15, Peer 16, Peer 17, Peer 18, Peer 19, Peer 20, Peer 21, Peer 22, Peer 23, Peer 24, Peer 25, KRX, Peer 26, Peer 27, Peer 28, Peer 29, Peer 30, Peer 31, Peer 32, Peer 33, Peer 34, Peer 35, Peer 36, Peer 37, Peer 38, Peer 39, Peer 40, Peer 41, Peer 42, Peer 43, Peer 44, Peer 45, Peer 46, Peer 47, Peer 48, Peer 49, Peer 50
Median

Total Risk-based Capital Ratio



Higher is better
16.33%
15.53%
13.67%
Peer 1, Peer 2, Peer 3, Peer 4, Peer 5, Peer 6, Peer 7, Peer 8, PPBIQ1, Peer 9, PPBIQ4, Peer 11, Peer 12, Peer 13, Peer 14, Peer 15, Peer 16, Peer 17, Peer 18, Peer 19, Peer 20, Peer 21, Peer 22, Peer 23, Peer 24, Peer 25, KRX, Peer 26, Peer 27, Peer 28, Peer 29, Peer 30, Peer 31, Peer 32, Peer 33, Peer 34, Peer 35, Peer 36, Peer 37, Peer 38, Peer 39, Peer 40, Peer 41, Peer 42, Peer 43, Peer 44, Peer 45, Peer 46, Peer 47, Peer 48, Peer 49, Peer 50
Median

1. Please refer to non-U.S. GAAP reconciliation in the appendix; 4Q22 Results for the KBW Regional Bank Index which includes: BPOP, WBS, EWBC, WAL, SNV, CFR, WTFC, CADE, SSB, ONB, VLY, FNB, UMBF, PNFP, PACW, PB, BKU, HWC, CBSH, ASB, FIBK, TCBI, UBSI, OZK, GBCI, FULT, FHB, SFNC, UCBI, ABCB, BOH, EBC, PPBI, WSFS, COLB, CATY, WAFD, INDB, FBP, AUB, HOMB, HOPE, CVBF, TRMK, FFBC, CBU, PFS, FFIN, FCF, BRKL

© 2023 Pacific Premier Bancorp, Inc. | All rights reserved

11

12© 2023 Pacific Premier Bancorp, Inc. | All rights reserved Pre-Provision Net Revenue(1)Revenue and Efficiency Ratio(1) CORE EARNINGS AND EFFICIENCY Note: All dollars in millions 1. Excludes merger-related expenses. Please refer to non-U.S. GAAP reconciliation in the appendix Strong capital generation from pre-provision net revenue and operating efficiencies • Compound annual growth rate for total revenue of 30% and pre-provision net revenue of 34%(1) • Efficiency ratio improved meaningfully from 2013, highlighting the benefits of scale and expense management $67.3 $87.0 $120.7 $172.7 $278.6 $423.7 $482.5 $645.5 $770.2 $785.9 $759.2 64.7% 61.3% 55.9% 53.6% 51.0% 51.6% 50.8% 49.8% 48.4% 48.8% 51.7% 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 1Q23 Total Revenue Efficiency Ratio $23.4 $33.6 $52.2 $79.0 $131.7 $192.3 $224.1 $313.5 $389.9 $389.2 $353.8 1.62% 1.84% 1.99% 2.19% 2.16% 1.96% 1.94% 1.86% 1.90% 1.81% 1.63% 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 1Q23 Pre-Provision Net Revenue PPNR / Average Assets

PPBI Balance Sheet Highlights

HIGH QUALITY DEPOSIT FRANCHISE

Total Deposits of $17.2 billion as of March 31, 2023

(dollars in thousands)

	Q1 2023 Balance[1]	% of Total	Avg. Cost of Deposits[2]	Spot Cost of Deposits
Noninterest-bearing demand	$ 6,209,104	36%	0.00%	0.00%
Interest-bearing demand	2,871,812	17%	0.79%	0.98%
Money market / savings	5,128,827	30%	1.01%	1.10%
Total core deposits	14,209,743	83%	0.54%	0.61%
Retail certificates of deposit	1,257,146	7%	2.61%	3.00%
Brokered money market	30	0%	0.05%	0.05%
Wholesale/brokered certificates of deposits	1,740,891	10%	3.67%	4.13%
Total non-core deposits	2,998,067	17%	3.19%	3.67%
Total deposits	**$ 17,207,810**	**100%**	**0.94%**	**1.15%**

Relationship-based core deposits

- Well-diversified and granular core deposit base reflects our relationship-based business model
- Uninsured and uncollateralized deposits 35% of total deposits as of March 31, 2023
- Cumulative total deposit beta of 23%
- Non-interest bearing deposits comprise 36% of total deposits
- Core deposit costs of 0.54%

Quarterly Average Cost of Total Deposits Trend Relative to Fed Funds Rate



Federal Funds Rate
Cost of Total Deposits
0.33
1.58
3.08
4.33
4.83
0.04
0.06
0.22
0.58
0.94
1Q22
2Q22
3Q22
4Q22
1Q23

Total Deposits = 23% Period-end Beta 4Q21-1Q23

Deposit Mix at March 31, 2023



Retail CDs, 7.3%
Brokered Deposits, 10.1%
Non-interest Bearing Deposits, 36.1%
Cost of core deposits: 0.54%
Interest-bearing Core Deposits, 46.5%

Deposits Detail as of March 31, 2023

Deposit Account Type (accounts in thousands)	# of Accounts	Deposit Balance (in millions)	Average per Account
Business and Commercial Deposits	77	$ 9,514	$ 124
Consumer Deposits*	117	$ 6,034	$ 52
Total**	**193**	**$ 15,547**	**$ 176**

**Includes Trust Accounts*

***Excludes Brokered Deposits*

Average Length of Commercial and Consumer Banking Relationship[4] = 12.2 years

1. As of March 31, 2023
2. Quarterly average cost
3. Please refer to the non-U.S. GAAP information in the appendix
4. Excludes Commerce Escrow and Exchange, HOA and Pacific Premier Trust relationships

© 2023 Pacific Premier Bancorp, Inc. | All rights reserved

14

STRONG LIQUIDITY POSITION

Quarterly Period-end Cash Balance Trends ($ in millions)



$811
$975
$741
$1,103
$1,427
3.8%
4.4%
3.4%
5.1%
6.7%
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Cash and cash equivalents(2)
Cash / total assets

Well-positioned with enhanced liquidity

- Cash increased to $1.4 billion at March 31, 2023
- FHLB borrowings decreased $200 million from year-end to $800 million at March 31, 2023 with nearly $5 billion of available capacity
- Did not access either the FRB discount window or BTFP program during 1Q 2023
- Total liquidity coverage ratio of 1.7x to uninsured and uncollateralized deposits[(1)]

Sources of Liquidity as of March 31, 2023

$ in millions	As of March 31, 2023	
Cash and Cash Equivalents[(2)]	$	1,427
On Balance Sheet Liquidity		1,427
Additional Sources of Liquidity		
Unused FHLB Borrowing Capacity	$	4,851
Correspondent Banks		395
FRB Discount Window		1,218
FRB BTFP		2,088
Total Unused Borrowing Capacity	**$**	**8,551**
Total Liquidity	**$**	**9,976**

1Q23 Liquidity / Uninsured and Uncollateralized Deposits ($ in billions)[(1)]



1.7x Coverage
$10.0
$6.0
Total Liquidity
Estimated Uninsured & Uncollateralized Deposits

1. Uninsured and uncollateralized deposits estimated as total deposits less federally-insured deposits, $606 million of collateralized municipal deposits, and $70 million of privately insured deposits
2. Also includes interest-bearing time deposits with financial institutions

© 2023 Pacific Premier Bancorp, Inc. | All rights reserved

15

WELL STRUCTURED LOAN PORTFOLIO

Loans Outstanding by Type and Weighted Average Rate[1]

	Balance	% of Total	Weighted Average Rate[1]
Investor real estate secured			
CRE non-owner occupied	$ 2,590,824	18.3 %	4.56%
Multifamily	5,955,239	42.0	3.87%
Construction and land	420,079	3.0	8.69%
SBA secured by real estate[2]	40,669	0.3	8.62%
Total investor real estate secured	9,006,811	63.6	4.32%
Business real estate secured			
CRE owner-occupied	2,342,175	16.6	4.27%
Franchise real estate secured	371,902	2.6	4.76%
SBA secured by real estate[3]	60,527	0.4	8.31%
Total business real estate secured	2,774,604	19.6	4.43%
Commercial loans			
Commercial and industrial	1,967,128	13.9	6.60%
Franchise non-real estate secured	388,722	2.7	4.92%
SBA non-real estate secured	10,437	0.1	8.87%
Total commercial	2,366,287	16.7	6.34%
Retail Loans			
Single family residential	70,913	0.5	6.11%
Consumer	3,174	0.0	6.36%
Total retail loans	74,087	0.5	6.12%
Total loans held for investment	**$ 14,221,789**	**100.4 %**	**4.68%**
Basis adjustment associated with fair value hedge	(50,005)	(0.4)	
Total loans held for investment	**$ 14,171,784**	**100.0 %**	

Note: All dollars in thousands, unless noted otherwise
Note: SBA loans are unguaranteed portion and represent approximately 25% of principal balance for the respective borrower

New Commitments and Prepay / Payoff Trends[4]



New Commitments
Amort. / Payoff / Prepay
New Commitments Rate
$1,462
$787
3.55%
1Q22
$1,504
$937
4.11%
2Q22
$789
$569
5.55%
3Q22
$240
$481
6.34%
4Q22
$117
$520
7.43%
1Q23

March 31, 2023 Loan Repricing Structure[5]

Loan Repricing Summary	<1 Year	1-2 Year	2-3 year	3-5 Years	>5 Year	Total
Prime	8.9%	0.1%	0.1%	0.3%	0.1%	9.4%
6M LIBOR	5.7%	2.2%	0.6%	1.5%	3.4%	13.5%
Long Tenor UST / Swap	1.7%	3.8%	1.6%	5.1%	1.1%	13.3%
Other Indexed Rate Loans	7.4%	1.5%	3.1%	16.1%	6.6%	34.6%
Total Variable Rate Loans	**23.7%**	**7.6%**	**5.4%**	**23.0%**	**11.3%**	**70.9%**
Fixed Rate Loans	1.2%	1.3%	1.4%	4.1%	21.1%	29.1%
Total Loans	**24.8%**	**8.9%**	**6.8%**	**27.2%**	**32.4%**	**100.0%**



Variable
24%
Adjustable
47%
Fixed
21%
Fixed with Variable Swap
8%

1. As of March 31, 2023 and excludes the impact of fees, discounts and premiums
2. SBA loans that are collateralized by hotel real property
3. SBA loans that are collateralized by real property other than hotel real property
4. Dollars in millions, Payoff & Prepayment includes prepayments, maturities and normal amortization.
5. As of March 31, 2023, and includes $1.2 billion of variable swaps on fixed rate loans, Loan balances reflect unpaid principal balance and do not include capitalized costs and fees

© 2023 Pacific Premier Bancorp, Inc. | All rights reserved

16

HIGH QUALITY LOAN PORTFOLIO

Loans Outstanding by Type[1]



$14.2 Billion
Multifamily 42%
Commercial Real Estate 21%
Consumer 1%
Commercial and Business 36%

Diversified loan portfolio

- Granular loan portfolio reflects deep and long-tenured client relationships – we lend to well-established businesses and real estate operators.
- Conservative, cash-flow lender with a long history of proactive and effective credit risk management.
- Commercial loans with diverse set of industries across Western U.S.

Commercial & Business Loans by Industry[2]



Construction 11%
Manufacturing 11%
Other Services (except Public Administration) 8%
Health Care and Social Assistance 7%
All Other 13%
Real Estate and Rental and Leasing 6%
Finance and Insurance 5%
Educational Services 4%
Wholesale Trade 4%
Professional, Scientific, and Technical Services 4%
Public Administration 4%
Agriculture, Forestry, Fishing and Hunting 3%
Arts, Entertainment, and Recreation 2%
Accommodation and Food Services 18%

CRE Loans Maturity Profile as of March 31, 2023

CRE Loans Maturity Profile	<1 Year	1-2 Years	2-3 Years	3-5 Years	>5 Years	Total
Multifamily	0.3%	0.5%	0.7%	2.6%	38.0%	42.0%
CRE Owner-Occupied	0.4%	0.2%	0.5%	1.5%	14.0%	16.6%
CRE Non-Owner Occupied	1.0%	1.1%	1.3%	2.9%	12.0%	18.3%
Total	**1.6%**	**1.8%**	**2.4%**	**7.0%**	**64.0%**	**76.9%**

- **CRE maturities well distributed into future periods**
- **Limited exposure to maturity over the next several years**

1. As of March 31, 2023 excludes the basis adjustment associated with the application of hedge accounting on certain loans
2. Commercial and business loans, distribution by North American Industry Classification (NAICS)

© 2023 Pacific Premier Bancorp, Inc. | All rights reserved

17

18© 2023 Pacific Premier Bancorp, Inc. | All rights reserved Muni Bonds 30% MBS 27% CMO 19% Treasurys 0% Agency 11% Corp & Bank Notes 13% Other 0% SECURITIES PORTFOLIO Investment Securities as of March 31, 2023 HTM Securities Valuation as of March 31, 2023 Highly-rated securities portfolio • Investment securities totaled $3.9 billion, or 18.1% of total assets as of March 31, 2023 • Favorable incremental quarterly AFS AOCI impact, as the unrealized loss position decreased to $253.0 million at March 31, 2023 from $303.7 million at December 31, 2022 • Transferred $410.7 million of CMOs to HTM during Q1 2023 • Q1 2023 average yield of 2.53%(1) $3.9 Billion 1. For AFS and HTM securities, excludes FRB Stock and FHLB stock 2. Proforma reflects hypothetical after-tax impact of unrealized loss on securities and assumes effective tax rate of 28.4% and reduction in tangible assets by corresponding HTM unrealized loss 3. Please refer to non-U.S. GAAP reconciliation in the appendix ($ in millions) Actual Proforma(2) 3/31/2023 3/31/2023 Tangible common equity 1,877$ 1,877$ Less: HTM securities (unrealized losses) net of tax - (181) Tangible common equity after HTM impact $1,877 $1,697 Tangible assets 20,408$ 20,227$ Tangible common equity ratio(3) 9.20% 8.39% AFS Duration as of March 31, 2023 <1 Year 25% 1-3 Years 26% 3-5 Years 19% > 5 Years 30% 3.5 Years AFS Duration 5.2 Years Total Portfolio Duration

19© 2023 Pacific Premier Bancorp, Inc. | All rights reserved 3.41% 3.49% 3.61% 3.61% 3.44% Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Reported Net Interest Margin NET INTEREST MARGIN Net Interest Margin 1Q NIM narrowed from prior quarter, as remix toward higher-cost funding sources offset higher earning asset yields Loan Yields Cost of Funds and Cost of Deposits Relative to Fed Funds Rate Factors Affecting Net Interest Margin Increase Decrease 4.25% 4.42% 4.61% 4.94% 5.10% Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Reported Loan Yield 0.04% 0.06% 0.22% 0.58% 0.94%0.15% 0.22% 0.38% 0.77% 1.15% 0.33% 1.58% 3.08% 4.33% 4.83% -1.50% -0.50% 0.50% 1.50% 2.50% 3.50% 4.50% 5.50% Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Cost of Deposits Cost of Funds Fed Funds Rate(1) 1. Period-end Fed Funds Rate at each respective quarter-end

Asset Quality & Credit Risk Management

LOAN PORTFOLIO & CECL

CECL model update

- Reserves reflect changes in asset quality offset by change in loan balances and portfolio composition

Allowance for Credit Losses by Loan Type

(dollars in thousands)	March 31, 2023 ACL Balance	March 31, 2023 % of Loans HFI
Investor loans secured by real estate		
CRE non-owner occupied	$ 31,715	1.22%
Multifamily	57,787	0.97%
Construction and land	7,672	1.83%
SBA secured by real estate[1]	2,291	5.63%
Business loans secured by real estate		
CRE owner-occupied	29,334	1.25%
Franchise real estate secured	7,790	2.09%
SBA secured by real estate[2]	4,415	7.29%
Commercial loans		
Commercial and industrial	37,659	1.91%
Franchise non-real estate secured	15,721	4.04%
SBA non-real estate secured	401	3.84%
Retail loans		
Single family residential	392	0.55%
Consumer loans	211	6.65%
ACL for Loans HFI	**$ 195,388**	**1.38%**

ACL for LHFI + Fair Value Mark

(dollars in thousands)	Balance	% of Total Loans Held for Investment
ACL for LHFI	$ 195,388	1.38%
Plus: Fair Value Mark on Acquired Loans[3]	52,233	0.37%
Total ACL & Fair Value Mark[3]	**$ 247,621**	**1.74%**

Combined Loss Absorption Capacity

ACL for LHFI Change Attributions ($ in millions)



$195.7
$3.4
$0.0
-$3.6
$195.4
ACL for LHFI Balance 12/31/22
Economic Forecast and Other Updates
Qualitative Factor
Portfolio Changes
ACL for LHFI Balance 3/31/23
Increase
Decrease

1. SBA loans that are collateralized by hotel real property
2. SBA loans that are collateralized by real property other than hotel real property
3. Adds back the FV discount to the loans held for investment

© 2023 Pacific Premier Bancorp, Inc. | All rights reserved

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22© 2023 Pacific Premier Bancorp, Inc. | All rights reserved ASSET QUALITY TRENDS Nonperforming Assets (% of Total Assets) Past Due Loans (% of LHFI) Classified Loans (% of Total Loans) Net Charge-offs (Recoveries) (% of Average Loans) Asset quality remains strong reflecting disciplined credit risk management Note: Dollars in millions $55.3 $44.4 $60.5 $30.9 $30.4 0.26% 0.20% 0.28% 0.14% 0.14% 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q 2023 Nonperforming Assets ($ in millions) NPAs / Assets $43.7 $36.3 $41.3 $43.3 $20.8 0.30% 0.24% 0.28% 0.30% 0.15% 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q 2023 Past Due Loans ($ in millions) PD Loans / Loans HFI $0.4 $5.2 $1.1 $3.8 $3.3 0.00% 0.04% 0.01% 0.03% 0.02% 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q 2023 Net Charge-offs (Recoveries) ($ in millions) NCOs / Avg Loans $122.5 $106.2 $110.1 $149.3 $166.6 0.83% 0.71% 0.74% 1.02% 1.14% 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q 2023 Classified Loans ($ in millions) Classified Loans / Loans HFI

23© 2023 Pacific Premier Bancorp, Inc. | All rights reserved 0.14% 4.21% Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 PPBI Peer Median PDNB Failed- Bank Acquisition 4/27/12 CREDIT RISK MANAGEMENT Credit quality has historically outperformed peers throughout varying cycles Nonperforming Assets to Total Assets Comparison CNB Failed- Bank Acquisition 2/11/11 Note: Peer group consists of Western region banks and thrifts with total assets between $5 billion and $68 billion as of December 31, 2022

24© 2023 Pacific Premier Bancorp, Inc. | All rights reserved 627% 499% 415% 372% 310% 349% 376% 275% 356% 285% 385% 336% 0% 100% 200% 300% 400% 500% 600% 700% 800% Construction CRE NOO Multifamily CRE Concentration Ratio Note: Prior to 2020, CRE Concentration Ratio defined as (Non-owner Occupied CRE + Construction + Multifamily) / Total Risk-based Capital 1. CRE Concentration Ratio in 2020 and after defined as (Non-owner Occupied CRE + Construction + Multifamily) / (Tier 1 Capital + ACL attributable to loans) CRE Concentration Ratio(1) Decreased Managed Growth Grandpoint Acquisition Experience in managing CRE loans through multiple cycles • 65% of loans included in CRE concentration at March 31, 2023 are multifamily loans with historically strong performance • CRE concentrations are well-managed across the organization and stress-tested semiannually Opus Acquisition LOW RISK CRE LOAN PORTFOLIO

Selected Loan Metrics First Quarter 2023 As of March 31, 2023

26© 2023 Pacific Premier Bancorp, Inc. | All rights reserved INVESTOR OWNED CRE - MULTIFAMILY Portfolio Characteristics – Multifamily Loan Balance Outstanding $6.0 billion Number of Loans 2,503 Average Loan Size $2.4 million Loan-to-Value (Weighted Average) 58% DSCR (Weighted Average)* 1.66x Seasoning (Weighted Average) 34 months • Disciplined underwriting focuses on true cash flow, using the lesser of actual or market rents and market vacancy, not projections or positive market trends • Majority of loans are personally guaranteed by principals or by entities with significant net worth and liquidity • Portfolio is well diversified across geographies and project types • Loans to seasoned owners of multifamily properties with extensive operating experience • Limited non-recourse lending reflects seasoned stabilized properties with modest leverage and strong operating results • Core competency for PPBI, an asset class which performed well for the bank during the Great Recession of 2008 Portfolio Fundamentals *DSCR is computed using the most recent NOI provided and annualized current payment amount By # of Units(1) By Geography(2) 1. By number of units as primary collateral 2. Based on state of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county. Los Angeles 38% Orange County 3% Riverside 2% San Bernardino 2% San Diego 6% San Luis Obispo 1% Santa Barbara 1% Other CA 14% AZ 8% NV 3% WA 12% Other States 10%

27© 2023 Pacific Premier Bancorp, Inc. | All rights reserved INVESTOR OWNED CRE - NON-OWNER OCCUPIED CRE By Property Type By Geography(1) • Disciplined underwriting standards emphasize actual cash flow coverage of debt service and strong collateral support • Disciplined underwriting uses the lesser of actual or market rents and market vacancy, not projections or proformas • Majority of loans are personally guaranteed by principals or by entities with significant net worth and liquidity • Portfolio is well diversified across geographies and property types • Seasoned owners and managers of income properties • 80% of loans are to borrowers who maintain a deposit relationship • Core competency for PPBI, an asset class which performed well for the bank during the Great Recession of 2008 Portfolio Characteristics – CRE Non-Owner Occupied Loan Balance Outstanding(1) $2.6 billion Number of Loans 1,330 Average Loan Size $1.9 million Loan-to-Value (Weighted Average) 50% DSCR (Weighted Average)(2) 1.87x Seasoning (Weighted Average) 51 months 1. Based on state of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county. Portfolio Fundamentals (1)Excludes SBA loans (2)DSCR is computed using the most recent NOI provided and annualized current payment amount Hotel and Motel 12% Industrial 13% Office 27% Retail 33% Other 15% Los Angeles 26% Orange County 14% Riverside 5%San Bernardino 3% San Diego 7% San Luis Obispo 8% Santa Barbara 3% Ventura 1% Other CA 8% AZ 7% NV 6% WA 4% Other States 8%

INVESTOR OWNED CRE DETAIL - RETAIL & OFFICE

Retail:

By Geography[1]



Los Angeles 28%
Orange County 14%
Riverside 5%
San Bernardino 2%
San Diego 5%
San Luis Obispo 5%
Santa Barbara 2%
Ventura 1%
Other CA 9%
AZ 9%
NV 9%
WA 2%
Other States 9%

Office:

By Geography[1]



Los Angeles 27%
Orange County 18%
Riverside 4%
San Bernardino 1%
San Diego 7%
San Luis Obispo 9%
Santa Barbara 3%
Ventura 1%
Other CA 2%
AZ 7%
NV 4%
WA 6%
Other States 11%

1. Based on state of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county.

Portfolio Characteristics – Retail and Office CRE NOO

	Retail	Office
Loan Balance Outstanding[1]	$867.7 million	$707.5 million
Number of Loans	379	264
Average Loan Size	$2.3 million	$2.7 million
Loan-to-Value (Weighted Average)	49%	54%
DSCR (Weighted Average)[2]	1.65x	1.57x
Seasoning (Weighted Average)	50 months	47 months

(1)Excludes SBA loans
(2) DSCR is computed using the most recent NOI provided and annualized current payment amount

Portfolio Fundamentals

- Disciplined underwriting uses the lesser of actual or market rents and market vacancy, while considering tenant profile, lease expirations, rollover risk and capital costs
- Portfolios are well diversified across geographies and property types

Retail

- PPBI lends on seasoned Class B and C strip and neighborhood centers in well established higher density markets
- No exposure to malls and minimal exposure to big-box retailers

Office

- PPBI lends on seasoned Class B and C properties located near job centers, emphasis on suburban metro markets
- Minimal exposure to Class A high-rise projects or to central business districts

© 2023 Pacific Premier Bancorp, Inc. | All rights reserved

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29© 2023 Pacific Premier Bancorp, Inc. | All rights reserved Los Angeles 28% Orange County 16% Riverside 10% San Bernardino 4% San Diego 7% San Luis Obispo 3% Santa Barbara 2% Ventura 2% Other CA 9% AZ 3% NV 1% WA 3% Other States 12% BUSINESS LOANS – C&I By Industry(1) • Commercial & Industrial loans focused on small and middle market businesses • Portfolio is well diversified by industry and geography • 88% of borrowers have a deposit relationship • Repayment based on operating cash flows of the business • Disciplined underwriting based on actual results, not projections • Limited exposure to syndicated or leveraged loans Portfolio Characteristics – Commercial and Industrial Loan Balance Outstanding (1) $2.0 billion Number of Loans 5,082 Average Loan Size $387,000 Number of Relationships 3,614 Average Relationship Size (2) $1.1 million Portfolio Fundamentals (1) Excludes SBA and Franchise loans (2) Based on commitment 1 Distribution by North American Industry Classification System (NAICS) 2. Based on state of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county. By Geography(2) Real Estate 8% Public Administration 10% Manufacturing 16% Construction 21% Health Care 3% Financial Services 11% Information 3% Other Services 8% Wholesale Trade 2% Professional Services 4% Agriculture 3% Accommodation and Food Services 1% Educational Services 2% Transport and Warehouse 2% Retail Trade 2% Entertainment 2% Administrative 2%

30© 2023 Pacific Premier Bancorp, Inc. | All rights reserved BUSINESS LOANS - CRE OWNER OCCUPIED By Industry(1) By Geography(2) • Relationship borrowers who are core banking clients of PPBI • Repayment based on operating cash flows of the business • Business loans secured by owner occupied commercial real estate • Properties located in job centers, with emphasis on metro markets and supporting suburbs, primarily in California and Western states • Disciplined underwriting based on actual business cash flows, not projections • Portfolio is well diversified by industry and geography Portfolio Characteristics – CRE Owner Occupied Loan Balance Outstanding (1) $2.3 billion Number of Loans 1,493 Average Loan Size $1.6 million Loan-to-Value (Weighted Average) 53% Seasoning (Weighted Average) 42 months 1 Distribution by North American Industry Classification System (NAICS) 2. Based on state of primary real property collateral if available, otherwise borrower address is used. All California information is for respective county. Portfolio Fundamentals (1) Excludes SBA and Franchise loans Los Angeles 31% Orange County 11% Riverside 15%San Bernardino 9% San Diego 6% San Luis Obispo 5% Santa Barbara 5% Ventura 3% Other CA 6% AZ 3% NV 2% WA 1% Other States 3% Manufacturing 11% Health Care 13% Retail Trade 10% Real Estate 6% Other Services 11% Accommodation and Food Services 6% Construction 7% Educational Services 8% Agriculture 5% Wholesale Trade 8% Professional Services 5% Entertainment 3% Financial Services 2% Transport and Warehouse 2%Administrative and Support 2% Other 1%

Strategy and Technology Overview

32© 2023 Pacific Premier Bancorp, Inc. | All rights reserved PREMIER 360™ Total client transparency throughout the organization using proprietary Salesforce™ enabled platform ™ Client and Data Management Highly customized solution designed to enhance the client experience, maximize banking relationships, optimize business development and accelerate new client acquisition Workflow Management Automated workflows centered around the client, allowing Pacific Premier to be highly efficient and maximize resource capacity Call Center Management Using the combination of top tier call center technology and Premier 360™, provides employees the right tools to deliver best-in-class services Digital Marketing Management Marketing automation that sends electronic communications to prospective and existing clients on behalf of Pacific Premier ™

33© 2023 Pacific Premier Bancorp, Inc. | All rights reserved CLIENT ACQUISITION - PREMIER 360™ New Client Acquisition Onboarding Clients Premier360™ Reporting  Premier360™ is the central database of all potential banking clients and referral sources  Each relationship manager owns a targeted number of prospects and referral sources which they call regularly  Marketing campaigns are customized, targeted and delivered digitally to prospective clients enabling better call penetration  All client onboarding starts and finishes through Premier360™ – universal client view as every business unit has visibility of each prospective and existing client  Each potential banking relationship is customized to the current and future banking needs of the client  Clients have a dedicated relationship manager that owns the relationship  All potential client and referral source calls and appointments are tracked with activity reports in Premier360™  All business units have access to onboarding pipeline to track progress to ensure client expectations are met  All existing client calls and appointments are tracked in Premier360™ to foster stronger relationships

PPBI Culture and ESG

35© 2023 Pacific Premier Bancorp, Inc. | All rights reserved CULTURE AT PACIFIC PREMIER Our culture is defined by our Success Attributes and they are the foundation of our “one bank, one culture” approach Organizational Culture Integrity • Do the right thing, every time. • Conduct business with the highest ethical standards. • Take responsibility for your actions. Improve • Improvement is incremental. Small changes over time have a significant impact. • Mistakes happen. Learn from them and don’t repeat them. • Be responsible for your personal and professional development. Communicate • Over-communicate. • Provide timely and complete information to all stakeholders. • Collaborate to make better decisions. Achieve • Results matter. • Be open to achieving results in new ways. • A winning attitude is contagious. Urgency • Operate with a sense of urgency. • Be thoughtful, making decisions in a timely manner. • Act today, not tomorrow.

COMMITMENT TO ESG

We are focused on transparency and continuous improvement in ESG

Environmental
ISS QualityScore: **3**

Current environmental initiatives aim to improve disclosures, evaluate climate risk, and reduce our environmental impact

- Disclosed Scope 1 and Scope 2 greenhouse gas emissions. Evaluated relevancy of Scope 3 factors.
- Established Climate-related Credit Risk Working Group and implemented enhanced climate risk procedures for credit underwriters
- Sourced 38% of electricity at a key headquarter building from renewable resources
- Materially reduced purchases of single-use cups, plates, and utensils in our offices

Social
ISS QualityScore: **2**

Our commitment to our communities, customers and employees is at the core of our ESG strategy(2)

Equitable Access & Financial Inclusion

$76.1M in lending to small businesses and small farms

103k participants reached through financial literacy initiatives

Community Support

7,500 Volunteer Hours

430+ Community Partnerships

Governance
ISS QualityScore: **1**

Our full Board is responsible for overseeing ESG and corporate social responsibility efforts throughout our organization

- The Board's Nominating and Governance Committee, responsible for overseeing ESG program
- The full Board and Enterprise Risk Committee oversee information security program
- **50%** of Board committees chaired by women
- **45%** of Independent Directors are women and/or of ethnic diversity

Commitment to Human Capital

- Refined **Premier Inclusion** program and strategy to promote initiatives related to diversity, equity and inclusion
- Increased **outreach efforts** to better identify and attract diverse candidates
- Gallup **employee engagement** survey surpassed average participation rates at 88%


% OF WOMEN IN MANAGEMENT ROLES
52%
2021
56%
2022
% WOMEN NEW HIRES
55%
2021
57%
2022
% OF WOMEN PROMOTIONS
64%
2021
64%
2022
% OF MINORITIES IN MANAGEMENT ROLES
40%
2021
42%
2022
% OF MINORITY NEW HIRES
57%
2021
61%
2022
% OF MINORITY PROMOTIONS
51%
2021
64%
2022

Commitment to Continuous Improvement

- Published annual **Corporate Social Responsibility Report** including SASB and TCFD metrics
- Completed **Materiality Assessment** to identify most relevant ESG issues
- Procured **carbon accounting software** and an **ESG enterprise reporting solution** to track progress
- Awarded an **Outstanding** rating in our last two consecutive Community Reinvestment Act (CRA) exams
- Boosted employee **cybersecurity training** and communication

1. Management = any individual with direct reports 2. Equitable Access & Financial Inclusion and Community Support data is for the 12-month period ended December 31, 2022

© 2023 Pacific Premier Bancorp, Inc. | All rights reserved

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BOARD REFRESHMENT & EVALUATION PROCESS

Commitment to regular refreshment to evolve our Board in line with our strategy

Process Overview

- Our Board is committed to annually reviewing the appropriate skills and characteristics required of directors
- The Board believes in and actively practices diversity and inclusion, with 45% of its independent directors demonstrating gender or ethnic diversity at 12/31/2022

Key Selection Criteria

- ✓ Integrity and independence
- ✓ Composition of the board should reflect sensitivity to the need for diversity with respect to gender, ethnic background and experience
- ✓ Substantial accomplishments, and prior or current association with institutions noted for their excellence
- ✓ Demonstrated leadership ability, with broad experience, diverse perspectives and the ability to exercise sound business judgment
- ✓ Banking/Financial Services expertise
- ✓ Public company oversight experience
- ✓ Significant experience in governance areas such as audit, corporate governance, enterprise risk, executive compensation practices and regulatory compliance
- ✓ Special skills, expertise or background that add to and complement the range of skills including cybersecurity, data security, technology and ESG oversight
- ✓ Career success that demonstrates the ability to make the kind of important and sensitive judgments that the Board is called upon to make
- ✓ Availability and energy necessary to perform duties as a director

Our Process in Action

Six Independent Directors
Added Since 2019

2022
Rose McKinney-James
Managing Principal, Energy Works LLC and McKinney-James & Associates

Stephanie Hsieh
General Partner and Chief Strategy Officer of Noblespace and prior Executive Director, Biocom California

2021
George Pereira
Prior COO and CFO, Charles Schwab Investment Management Inc.

2020
Richard Thomas
Prior EVP / CFO, CVB Financial Corp.

2019
Barbara Polsky
Senior Advisor, Jiko Group, Inc. and prior Partner Manatt, Phelps & Phillips, LLP

Independent Director Tenure
As of 12/31/22



0-4 Years 55%
Average Tenure
5.5 Years
10+ Years 18%
5-9 Years 27%

2019
Jaynie Studenmund
Prior Head of Retail & Business Banking, First Interstate Bank, Great Western Bank, and Home Savings

© 2023 Pacific Premier Bancorp, Inc. | All rights reserved

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38© 2023 Pacific Premier Bancorp, Inc. | All rights reserved PPBI INVESTMENT THESIS  Shareholder value is our key focus – building long-term value for our owners  Our culture differentiates us and drives fundamentals for all stakeholders  Diverse Board advising on strategy, overseeing risk and ESG, and supporting long-term value creation  Financial results remain solid – strong capital ratios and core earnings  Emphasis on risk management is a key strength of our organization  We have maintained a strong credit culture in both good times and bad  Highly experienced and respected bank acquirer – 11 successful acquisitions since 2011

Appendix: Information - Non-GAAP Reconciliation

40© 2023 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES Note: All dollars in thousands, except per share data Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per share are non-U.S. GAAP financial measures derived from U.S. GAAP-based amounts. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing common stockholders’ equity by common shares outstanding. We believe that this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-U.S. GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-U.S. GAAP financial measures are supplemental and are not a substitute for an analysis based on U.S. GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-U.S. GAAP measure of tangible common equity ratio to the U.S. GAAP measure of common equity ratio and tangible book value per share to the U.S. GAAP measure of book value per share are set forth below. March 31, June 30, Sept. 30, Dec. 31, March 31, 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2022 2022 2022 2023 Total stockholders' equity 175,226$ 199,592$ 298,980$ 459,740$ 1,241,996$ 1,969,697$ 2,012,594$ 2,746,649$ 2,886,311$ 2,783,018$ 2,755,219$ 2,735,396$ 2,798,389$ 2,831,161$ Less: intangible assets 24,056 28,564 58,002 111,941 536,343 909,282 891,634 984,076 970,883 967,290 963,812 960,340 956,900 953,729 Tangible common equity 151,170$ 171,028$ 240,978$ 347,799$ 705,653$ 1,060,415$ 1,120,960$ 1,762,573$ 1,915,428$ 1,815,728$ 1,791,407$ 1,775,056$ 1,841,489$ 1,877,432$ Total assets 1,714,187$ 2,037,731$ 2,789,599$ 4,036,311$ 8,024,501$ 11,487,387$ 11,776,012$ 19,736,544$ 21,094,429$ 21,622,296$ 21,993,919$ 21,619,201$ 21,688,017$ 21,361,564$ Less: Intangible assets 24,056 28,564 58,002 111,941 536,343 909,282 891,634 984,076 970,883 967,290 963,812 960,340 956,900 953,729 Tangible assets 1,690,131$ 2,009,167$ 2,731,597$ 3,924,370$ 7,488,158$ 10,578,105$ 10,884,378$ 18,752,468$ 20,123,546$ 20,655,006$ 21,030,107$ 20,658,861$ 20,731,117$ 20,407,835$ Tangible common equity ratio 8.94% 8.51% 8.82% 8.86% 9.42% 10.02% 10.30% 9.40% 9.52% 8.79% 8.52% 8.59% 8.88% 9.20% Basic shares outstanding 16,656,279 16,903,884 21,570,746 27,798,283 46,245,050 62,480,755 59,506,057 94,483,136 94,389,543 94,945,849 94,976,605 95,016,767 95,021,760 95,714,777 Book value per share 10.52$ 11.81$ 13.86$ 16.54$ 26.86$ 31.52$ 33.82$ 29.07$ 30.58$ 29.31$ 29.01$ 28.79$ 29.45$ 29.58$ Less: intangible book value per share 1.44 1.69 2.69 4.03 11.60 14.55 14.98 10.42 10.29 10.19 10.15 10.11 10.07 9.96 Tangible book value per share 9.08$ 10.12$ 11.17$ 12.51$ 15.26$ 16.97$ 18.84$ 18.65$ 20.29$ 19.12$ 18.86$ 18.68$ 19.38$ 19.61$ As of December 31, As of

41© 2023 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES Note: All dollars in thousands 1. Annualized Return on average tangible common equity is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. We calculate this figure by excluding CDI amortization expense and excluding the average CDI and average goodwill from the average stockholders’ equity during the period. We believe that this non-U.S. GAAP financial measure provides information that is important to investors and that is useful in understanding our performance. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the U.S. GAAP measure of return on average equity to the non-U.S. GAAP measure of return on average tangible common equity is set forth below. 3/31/2023 12/31/2022 3/31/2022 Net income 62,562$ 73,673$ 66,904$ Plus: amortization of intangible assets expense 3,171 3,440 3,592 Less: amortization of intangible assets expense tax adjustment 901 978 1,025 Net income for average tangible common equity 64,832$ 76,135$ 69,471$ Average stockholders' equity 2,822,392$ 2,751,161$ 2,864,387$ Less: average intangible assets 54,310 57,624 68,157 Less: average goodwill 901,312 901,312 901,312 Average tangible common equity 1,866,770$ 1,792,225$ 1,894,918$ Return on average equity(1) 8.87% 10.71% 9.34% Return on average tangible common equity(1) 13.89% 16.99% 14.66% Three Months Ended

NON-U.S. GAAP FINANCIAL MEASURES

For periods presented below, efficiency ratio is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. This figure represents the ratio of noninterest expense less other real estate owned operations, amortization of intangible assets expense, and merger-related expense to the sum of net interest income before provision for loan losses and total noninterest income, less gain/(loss) on sale of investment securities, other income – security recoveries, and gain/(loss) on sale of other real estate owned. Management believes that the exclusion of such items from this financial measures provides useful information to gain an understanding of the operating results of our core business. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of efficiency ratio is set forth below.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Total noninterest expense	$ 50,815	$ 54,938	$ 73,332	$ 98,063	$ 167,958	$ 249,905	$ 259,065	$ 381,119	$ 380,277	$ 396,670	$ 97,648	$ 98,974	$ 100,866	$ 99,182	$ 101,352
Less: amortization of intangible assets expense	764	1,014	1,350	2,039	6,144	13,594	17,245	17,072	15,936	13,983	3,592	3,479	3,472	3,440	3,171
Less: merger-related expense	6,926	1,490	4,799	4,388	21,002	18,454	656	49,129	5	-	-	-	-	-	-
Less: other real estate owned operations, net	618	75	121	385	72	4	160	1	-	-	-	-	-	-	108
Noninterest expense, adjusted	**$ 42,507**	**$ 52,359**	**$ 67,062**	**$ 91,251**	**$ 140,740**	**$ 217,853**	**$ 241,004**	**$ 314,917**	**$ 364,336**	**$ 382,687**	**$ 94,056**	**$ 95,495**	**$ 97,394**	**$ 95,742**	**$ 98,073**
Net interest income	$ 58,444	$ 73,635	$ 106,299	$ 153,075	$ 247,502	$ 392,711	$ 447,301	$ 574,211	$ 662,374	$ 697,112	$ 161,839	$ 172,765	$ 181,112	$ 181,396	$ 168,610
Plus: total noninterest income	8,811	13,377	14,388	19,602	31,114	31,027	35,236	71,325	107,850	88,748	25,894	22,193	20,164	20,497	21,186
Less: net gain (loss) from investment securities	1,544	1,547	290	1,797	2,737	1,399	8,571	13,882	16,906	1,710	2,134	(31)	(393)	-	-
Less: other income - security recoveries[1]	(4)	(29)	-	(205)	1	4	2	2	10	-	-	-	-	-	-
Less: net gain (loss) from other real estate owned	-	-	-	18	46	281	52	(112)	-	-	-	-	-	-	138
Less: net gain (loss) from debt extinguishment	-	-	-	-	-	-	(612)	-	(180)	-	-	-	-	-	-
Revenue, adjusted	**$ 65,715**	**$ 85,494**	**$ 120,397**	**$ 171,067**	**$ 275,832**	**$ 422,054**	**$ 474,524**	**$ 631,764**	**$ 753,488**	**$ 784,150**	**$ 185,599**	**$ 194,989**	**$ 201,669**	**$ 201,893**	**$ 189,658**
Efficiency ratio	**64.7%**	**61.3%**	**55.9%**	**53.6%**	**51.0%**	**51.6%**	**50.8%**	**49.8%**	**48.4%**	**48.8%**	**50.7%**	**49.0%**	**48.3%**	**47.4%**	**51.7%**

Note: All dollars in thousands

1. Losses from 2013-2016 related to Other Than Temporary Impairment

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42

NON-U.S. GAAP FINANCIAL MEASURES

Pre-provision net revenue is a non-U.S. GAAP financial measure derived from U.S. GAAP-based amounts. We calculate pre-provision net revenue by excluding income tax, provision for credit losses, and merger-related expenses from net income. Management believes that the exclusion of such items from this financial measures provides useful information to gain an understanding of the operating results of our core business. This non-U.S. GAAP financial measure is supplemental and is not a substitute for an analysis based on U.S. GAAP measures. As companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures reported by other companies. A calculation of the non-U.S. GAAP measure of pre-provision net revenue is set forth below.

	FY 2013	FY 2014	FY 2015	FY 2016	FY 2017	FY 2018	FY 2019	FY 2020	FY 2021	FY 2022	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Interest income	$ 63,800	$ 81,339	$ 118,356	$ 166,605	$ 270,005	$ 448,423	$ 526,107	$ 630,726	$ 696,739	$ 768,578	$ 168,546	$ 183,226	$ 199,025	$ 217,781	$ 221,343
Interest expense	5,356	7,704	12,057	13,530	22,503	55,712	78,806	56,515	34,365	71,466	6,707	10,461	17,913	36,385	52,733
Net interest income	58,444	73,635	106,299	153,075	247,502	392,711	447,301	574,211	662,374	697,112	161,839	172,765	181,112	181,396	168,610
Noninterest income	8,811	13,377	14,388	19,602	31,114	31,027	35,236	71,325	107,850	88,748	25,894	22,193	20,164	20,497	21,186
Revenue	67,255	87,012	120,687	172,677	278,616	423,738	482,537	645,536	770,224	785,860	187,733	194,958	201,276	201,893	189,796
Noninterest expense	50,815	54,938	73,332	98,063	167,958	249,905	259,065	381,119	380,277	396,670	97,648	98,974	100,866	99,182	101,352
Add: merger-related expense	6,926	1,490	4,799	4,388	21,002	18,454	656	49,129	5	-	-	-	-	-	-
Pre-provision net revenue	**$ 23,366**	**$ 33,564**	**$ 52,154**	**$ 79,002**	**$ 131,660**	**$ 192,287**	**$ 224,128**	**$ 313,546**	**$ 389,952**	**$ 389,190**	**$ 90,085**	**$ 95,984**	**$ 100,410**	**$ 102,711**	**$ 88,444**
Pre-provision net revenue[1]	**$ 23,366**	**$ 33,564**	**$ 52,154**	**$ 79,002**	**$ 131,660**	**$ 192,287**	**$ 224,128**	**$ 313,546**	**$ 389,952**	**$ 389,190**	**$ 360,340**	**$ 383,936**	**$ 401,640**	**$ 410,844**	**$ 353,776**
Average assets	**$ 1,441,555**	**$ 1,827,935**	**$ 2,621,545**	**$ 3,601,411**	**$ 6,094,883**	**$ 9,794,917**	**$11,546,912**	**$16,817,242**	**$20,492,402**	**$21,513,428**	**$20,956,791**	**$21,670,153**	**$21,687,436**	**$21,728,933**	**$21,684,873**
PPNR / average assets	**1.62%**	**1.84%**	**1.99%**	**2.19%**	**2.16%**	**1.96%**	**1.94%**	**1.86%**	**1.90%**	**1.81%**	**0.43%**	**0.44%**	**0.46%**	**0.47%**	**0.41%**
PPNR / average assets[1]	**1.62%**	**1.84%**	**1.99%**	**2.19%**	**2.16%**	**1.96%**	**1.94%**	**1.86%**	**1.90%**	**1.81%**	**1.72%**	**1.77%**	**1.85%**	**1.89%**	**1.63%**

Note: All dollars in thousands
1. Annualized

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43

44© 2023 Pacific Premier Bancorp, Inc. | All rights reserved NON-U.S. GAAP FINANCIAL MEASURES Cost of core deposits is a non-GAAP financial measure derived from GAAP based amounts. Cost of core deposits is calculated as the ratio of core deposit interest expense to average core deposits. We calculate core deposit interest expense by excluding interest expense for certificates of deposit and brokered deposits from total deposit expense, and we calculate average core deposits by excluding certificates of deposit and brokered deposits from total deposits. Management believes cost of core deposits is a useful measure to assess the Company's deposit base, including its potential volatility. Note: All dollars in thousands Q1 2023 Q4 2022 Q1 2022 Total deposits interest expense 40,234$ 25,865$ 1,673$ Less: certificates of deposit interest expense 7,775 3,941 530 Less: brokered deposit interest expense 13,056 9,965 1 Core deposits expense 19,403$ 11,959$ 1,142$ Total average deposits 17,324,442$ 17,608,783$ 17,280,306$ Less: average certificates of deposit 1,206,966 975,958 1,047,451 Less: average brokered deposits 1,443,827 1,283,567 5,553 Average core deposits 14,673,649$ 15,349,258$ 16,227,302$ Cost of core deposits 0.54% 0.31% 0.03%